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                                                                    EXHIBIT 23.2



                          Consent of Ernst & Young LLP



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the CalComp Technology, Inc. 1996 Stock Option Plan for Key Employees, of our report dated February 15, 1996 (except for the first paragraph of Note 1, as to which the date is May 15, 1996) with respect to the consolidated financial statements of CalComp, Inc. included in the proxy statement dated June 24, 1996 of Summagraphics Corporation, the predecessor entity prior to the merger of Summagraphics Corporation and CalComp, Inc. on July 23, 1996, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the CalComp Technology, Inc. 1996 Stock Option Plan for Key Employees, of our report dated August 23, 1996, with respect to the consolidated financial statements of CalComp Technology, Inc. (formerly Summagraphics Corporation) included in its Annual Report (Form 10-K) for the year ended May 31, 1996, filed with the Securities and Exchange Commission.



                                    ERNST & YOUNG LLP



Orange County, California
January 7, 1997